Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--53 (New York Insured Trust), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-51051 of our opinion dated February 20, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 14, 2001